SEPARATION AGREEMENT


         This is a Separation Agreement dated as of April 18, 2000 between Fort James Operating Company, its parent, affiliates, subsidiaries, predecessors, successors and assigns (collectively "Fort James" or the "Company") and Robert
M. Lempke ("Lempke").
         A. Lempke has been employed by Fort James as Senior Vice President & Treasurer under his employment agreement dated as of June 6, 1997 (the "Employment Agreement"). Fort James and Lempke have agreed on the terms under which he will terminate his employment with the Company. The parties desire to resolve matters involving Lempke's employment, the Employment Agreement and Lempke's separation from employment with Fort James.
         B. Lempke and Fort James further desire to settle, resolve and release any and all existing or potential claims, controversies, differences, disputes or disagreements, known or unknown, that Lempke may have with Fort James in exchange for Fort James' agreement to provide Lempke certain compensation and benefits to which he otherwise may not be entitled.
         C. Fort James also desires to provide Lempke with additional compensation in return for Lempke agreeing (i) not to compete against Fort James, (ii) not to hire Fort James employees and (iii) to cooperate with Fort James.
         THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, Lempke and Fort James agree as follows:
                  1. Termination of Employment. Lempke agrees to voluntarily terminate his employment effective at the close of business on August 13, 2000 (his "Date of Termination"). He will be paid all of his regular compensation and benefits through that date. In addition, Lempke agrees to relinquish effective on the date hereof his rights in restricted shares of the Company, and in consideration therefore, the Company agrees to pay Lempke an amount equal to the equivalent value of 4,234 shares of common stock of the Company on August 13, 2000, with the value of the shares of common stock being determined by averaging the high and low price of the common stock or the New York Stock Exchange on such date. Fort James shall pay such amount to Lempke on or before August 31, 2000.
                  2. Severance Payments. Fort James shall pay Lempke the amount of $847,826.00 representing two (2) times the sum of (i) his current base salary and (ii) his 1998 Management Incentive Bonus. This amount shall be paid as follows: $423,913.50 on August 14, 2000 and $423,913.50 on August 12, 2001.
Notwithstanding the preceding sentence, if an investor or investor group acquires more than fifty percent (50%) of the Company's voting common stock or if Miles L. Marsh is no longer CEO of Fort James, the Company agrees to pay Lempke within thirty (30) days after a shareholder files a report with the Securities and Exchange Commission reporting such ownership or after Miles L. Marsh ceases to be CEO the full amount of any unpaid payments as provided in the preceding sentence.
                    3. MIP Bonus Payments. Fort James shall pay Lempke,on August 14, 2000, $114,798.74 representing his bonus under the 2000 Management Incentive Plan.
                    4.       Pension and Other Benefits.
                           (a) All Company provided medical,  prescription and
dental coverage and life insurance (including the split dollar life insurance currently provided to Lempke) in which Lempke is currently enrolled shall be provided to Lempke and eligible members of his family for two (2) years following August 13, 2000, to the extent provided in his Employment Agreement.
                           (b) Lempke is the beneficiary of 7,620 performance
shares issued pursuant to the 1996 Stock Incentive Plan (the "Plan"). Lempke agrees to relinquish all right to the performance shares as of August 13, 2000.
                           (c) The Company will pay Lempke,  on August 14, 2000,
in a lump sum $13,554.54 equal to his interest in the Fort James Salaried Employees Retirement Plan and related additional SERP.
                           (d) Nothing herein shall forfeit or otherwise  affect
Lempke's right to vested benefits in the Fort James 401(k) Plan and related SERP, which benefits shall be paid to Lempke according to such plan.
                           (e) Lempke  shall not be  entitled  to any other
bonus payments or profit sharing awards including any additional payments under the Management Incentive Plan.
                           (f) All  payments  referred  to herein are gross
payments from which Fort James may withhold legal and authorized amounts for payment to taxing authorities as required by law.
                           (g) The Company shall pay Lempke, on August 14, 2000,
$7,000 for tax advice and tax preparation expenses.
                           (h) The Company will pay Lempke, on August 14, 2000,
$17,414.68 representing the mortgage buydown on his Lake Forest, Illinois residence.
                           (i) The Company will reimburse  Lempke for reasonable
legal expenses in connection with the negotiation of this Separation Agreement, not to exceed $2,500. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Lempke may reasonablyn incur as a result of any contest (regardless of the outcome thereof) by the Company, Lempke or others of the validity or enforceability of, or liability under, any provision of the Employment Agreement or this Separation Agreement or any guarantee of performance thereof (including as a result of any contest by Lempke about the amount of any payment pursuant to this Agreement),plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872 (f) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code").
                           (j) Unless  exercised, Lempke's options to purchase
60,000 shares granted on January 6, 1998 and 10,000 shares granted on January 6, 1999 shall expire on his Date of Termination.
                  5. Method of Payment. All cash payments required by this Agreement shall be made by wire transfer to Lempke's account or accounts which he shall designate in writing to the Company's Senior Vice President, General Counsel. Such transfers shall be authorized and released in advance so as to arrive in Lempke's account(s) by applicable due dates.
                  6. General Release.
                     (a) In consideration of all payments due him hereunder or
under the Employment Agreement, Lempke hereby agrees, for himself, his successors, heirs, representatives, executors, agents and assigns, to release and forever discharge Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof from any and all claims, debts, responsibilities and liabilities of every kind and character whatsoever, known or unknown, suspected or unsuspected, which he has ever had or may have against Fort James, including but not limited to, any and all claims arising out of Lempke's employment or termination of employment with Fort James. Lempke acknowledges that this Release includes any and all claims whether in contract or in tort, claims that may be brought on his behalf by others, claims brought before any court or administrative agency, or claims under any national,federal, state or local statute or ordinance, including any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act or any other law.
                  It is acknowledged that this Separation Agreement does not release Lempke's right to any vested benefits in the Fort James Corporation StockPlus Plan (the "StockPlus Plan") and related SERP. Lempke's eligibility for benefits in the StockPlus Plan will be controlled by the terms of the plan.
                    (b) Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof hereby release and forever discharge Lempke, his successors, heirs, representatives, executors, agents and assigns from any and all claims, which it has ever had or may have against Lempke or any of the foregoing persons, arising out of (x) Lempke's employment or termination of employment with Fort James or (y) any event, condition or circumstance that existed or arose on or prior to the Date of Termination. The foregoing release will not apply to Lempke's obligations under this Separation Agreement. Fort James acknowledges that this Release includes all claims whether in contract or in tort, claims that may be brought on its behalf by others, claims brought before any court or administrative agency, or claims under any national, federal, state or local statute or ordinance.
                  7. Special Release Notification. This Separation Agreement includes a release of all claims under the Age Discrimination in Employment Act, ("ADEA"), and, therefore, pursuant to the requirements of the ADEA, Lempke acknowledges that he has been advised (1) that this release includes but is not limited to, all rights or claims arising under the ADEA up to and including the date of execution of this release, but does not waive rights or claims that may arise after the date of execution; (2) to consult with an attorney or other advisor of his choosing concerning his rights and obligations under this release; (3) to fully consider this release before executing it, and that he has been offered at least twenty-one (21) days to do so; (4) that this release shall become effective and enforceable seven (7) days following execution of this Separation Agreement, during which seven (7) day period Lempke understands that he may revoke his acceptance of this Separation Agreement by delivering written notice to Clifford A. Cutchins, IV, Senior Vice President and General Counsel, Fort James Corporation, 1650 Lake Cook Road, Deerfield, Illinois 60015.
                  8. Post Employment Restrictions, Obligations
                     (a) Lempke agrees to comply with the terms of his
Confidentiality Agreement executed as part of his Employment Agreement and not to otherwise use or disclose Fort James confidential information in the future.
                     (b)In return for the payment of the amounts on August 14,
2000 as set forth in Section 2, Lempke agrees, in order to protect the Company's goodwill, trade secrets and confidential information and thereby help ensure the long-term success and development of the business, not to engage in competitive activities on behalf of a competitive business for a period of two (2) years following the Date of Termination with the Company for whatever reason, without first obtaining written permission from either the Senior Vice President and 3 General Counsel or the Senior Vice President, Human Resources, which shall not be unnecessarily withheld or delayed. "Engage in competitive activities" means rendering services or being involved directly or indirectly in any way or in any capacity whether as an officer, director, employee, agent, owner, shareholder or consultant (excluding ownership of less than 5% of the stock of a publicly traded company), in the manufacture, development, promotion or sale of any towel or tissue product or tabletop product of the type manufactured by Fort James (the "Covered Products"). A "competitive business" means any person or entity engaged in the manufacture or non-retail sale of the Covered Products. Lempke acknowledges that products of the Company are sold throughout North America and Western Europe. Accordingly, the geographic area covered by this restraint shall include any county, city, town, province or comparable unit of local government where the Covered Products are manufactured, marketed or sold by the Company. The parties agree that this non-compete provision supersedes all prior agreements between them on this subject.
                     (c) Lempke  agrees to favorably represent the Company and
to cooperate in the transition of his responsibilities to his successor.
                     (d) Lempke agrees for a period of two (2) years not to
solicit directly or indirectly for employment any employee or former employee of Fort James or its affiliates, as of January 1, 2000, without the written consent of the Senior Vice President, Human Resources for the Company, which shall not be unreasonably withheld or delayed. Further, Lempke agrees that if any such Fort James employee approaches him for employment, he will refer them to the appropriate hiring official of his employer and will have no involvement either in the hiring of the employee or in working with the employee should such employee work for the same company for which Lempke works.
                     (e) Lempke agrees that as Senior Vice President & Treasurer he possesses intimate knowledge about all aspects of the Company's business, business plans and other confidential or propriety information. He also agrees that these restrictions are reasonable and necessary to protect the Company's business and in consideration of the substantial benefits provided him hereunder. If Lempke violates any of his obligations under this paragraph 8, the Company shall have no further obligation to him under this Agreement as on the date of breach. Lempke agrees that the Company will be irreparably harmed and will be entitled to immediate injunctive relief in the event of such breach in addition to any other monetary remedies.
                      (f) If any aspect of the above post employment restrictions are deemed void or unenforceable by any court of competent jurisdiction, the parties agree that the court should modify these restrictions to a point they would be enforceable and enforce the restrictions to that extent.
                  9. Indemnity. Fort James agrees to continue to indemnify and save Lempke harmless from all claims, actions and liabilities which may arise in connection with his reasonable performance of his duties for the Company. Such indemnification shall be to the same extent as its indemnification of active executives of equal rank but shall relate only to Lempke's alleged actions or failure to act during the period in which he was employed by the Company.
                  10. Future Cooperation. Lempke agrees to cooperate in providing transition assistance related to his departure as may be reasonably required of him by Fort James, including presences as a witness in legal proceedings as may be necessary, both before and after his Date of Termination.
                  11. Resignation. By his signature hereto, Lempke hereby resigns his position as Senior Vice President & Treasurer and any and all other positions with the Company, its subsidiaries, its parent and its affiliates; provided, however, Lempke shall remain employed as provided in Paragraph 1 until the Date of Termination.
                  12. Confidentiality. Lempke agrees that he will not divulge the contents of this Separation Agreement which are agreed to be confidential in nature except (a) Lempke may divulge the contents to his spouse, attorney, financial advisor and income tax preparer; or (b) except as may be required to comply with legal process. It is further agreed by Lempke that if it is necessary that this Agreement or a significant portion be disclosed to those listed above, Lempke agrees to instruct and request each of them, or use such other efforts as may be reasonable, to keep any information so disclosed confidential. If Lempke materially breaches this provision, the Company will have no further obligation to him under this Agreement.
                  13. Entire Agreement. Lempke understands and agrees that all terms of this Separation Agreement are contractual and are not a mere recital. The parties represent and warrant that in negotiating and executing this Separation Agreement, each have had an opportunity to consult with legal counsel or other representatives of their own choosing concerning the meaning and effect of each term or provision hereof, and that there are no representations, promises or agreements other than those specifically referred to or set forth in writing herein.
                      The parties represent and warrant that they have read this Separation Agreement in its entirety, fully understand and agree to its term and provisions, and intend and agree that it is a final and legal binding settlement and release of all claims Lempke or Fort James may have.
                  15. Severability. If any portions of this Separation Agreement are void or deemed unenforceable for any reason, the unenforceable portions shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.
                  16. No Waiver. The decision of either party not to assert a claim for breach of the Separation Agreement shall not be construed as a waiver of that or any subsequent breach which might occur.
                  17. Corporate Authority. The officer executing this Separation Agreement on behalf of Fort James represents that he has full corporate authority to do so and to bind the Company, its parents, affiliates, subsidiaries, predecessors, successors and assigns.
                  18. Governing Law. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia.

                  IN WITNESS WHEREOF, the parties have affixed their signatures:









                                                          By:/s/Robert M. Lempke
                                                                Robert M. Lempke



                                                    FORT JAMES OPERATING COMPANY



                                                          By:/s/Daniel J. Girvan
                                                                Daniel J. Girvan
                                                           Senior Vice President